UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

5C Lending Partners Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56665	93-4039151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Madison Avenue, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 516-3171

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2026, 5C Lending Partners Corp., a Maryland corporation (the “Company”), entered into a third amendment to its revolving credit agreement (the “Third Amendment”), dated as of January 16, 2025 (as amended, supplemented or otherwise modified from time to time, including by the Second Amendment, the “Revolving Credit Agreement”), by and among the Company, U.S. Bank National Association, as Administrative Agent for the Secured Parties, a Letter of Credit Issuer and a Lender.

The Third Amendment, among other things, (i) extends the Stated Maturity Date from January 15, 2027 to January 14, 2028, (ii) provides that 80% of the aggregate unfunded capital commitments of certain investors will be included in calculations of the borrowing base under the Revolving Credit Agreement once at such times the Company has called and received at least 40% of the aggregate capital commitments of all investors, (iii) reduced the Applicable Margin (A) in the case of RFR Loans, from 2.30% to 1.85%, (B) in the case of Eurocurrency Rate Loans, from 2.30% to 1.85%, (C) in the case of Reference Rate Loans, from 1.30% to 0.85% and (D) in the case of Letter of Credit fees, from 2.30% to 1.85%, (iv) reduced the unused commitment fee to 0.25% per annum on the unused portion of the lenders' commitments when such unused portion is greater than fifty percent (50%) of the under the Credit Facility’s maximum commitment and (v) amends certain investor concentration limits, and waives the applicability of certain investor concentration limits until June 30, 2026.

The foregoing description is only a summary of certain provisions of the Third Amendment and is qualified in its entirety by reference to a copy of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Revolving Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Investment Operations

As of February 2, 2026, the Company’s investment portfolio totaled $726.8 million across 21 portfolio companies, comprising of loan commitments of $670.5 million in aggregate principal amount, of which $523.5 million was funded and $147.0 million was unfunded, and a preferred equity investment of $56.3 million.

Recent Transactions

Dentalcorp - Aryeh Bidco Investment Ltd.

The Company closed a senior secured credit facility in connection with the acquisition of dentalcorp Holdings Ltd. (“Dentalcorp”). Dentalcorp operates over 500 clinics providing general dentistry services across Canada.

 Excel – Homerun Blocker, Inc.

The Company closed a term loan in connection with the acquisition of Excel Sports Management, LLC (“Excel”). Excel is a scaled, pure-play independent sports representation and marketing agency.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Third Amendment to Revolving Credit Agreement, dated as of January 30, 2026, by and between 5C Lending Partners Corp. as the borrower, U.S. Bank National Association, as the administrative agent, sole lead arranger and letter of credit issuer, and the lenders party thereto from time to time

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Exhibits and/or schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and/or schedules to the SEC upon its request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2026	5C Lending Partners Corp.

	By:	/s/ Michael Koester
Name: Michael Koester
Title: Co-President

By:	/s/ Thomas Connolly
Name: Thomas Connolly
Title: Co-President